JOINDER AGREEMENT
The undersigned, as a condition precedent to becoming a Member of Liberty Oilfield Services New Holdco LLC, a Delaware limited liability company (the “Company”), hereby agrees to become a party to the Second Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of January 17, 2018 (as may be amended, modified or supplemented in accordance with its terms, the “Company Agreement”), and to have all of the rights, duties, and obligations of a Member holding Units thereunder (except as otherwise provided herein, all capitalized terms used herein shall have the meanings set forth in the Company Agreement).

By execution and delivery of this Joinder Agreement, the undersigned hereby affirmatively agrees to be bound by all of the terms, provisions, and conditions contained in the Company Agreement as if the undersigned were an original party to such agreement, subject to provisions of this Joinder Agreement. For the avoidance of doubt, to the extent the provisions of this Joinder Agreement conflict with provisions of the Company Agreement, the provisions of this Joinder Agreement shall prevail.

In connection therewith:

1.The Company shall have the right, at its election, to redeem all of the undersigned’s Units for an equivalent number of shares of Class A Common Stock or cash in accordance with the applicable terms and conditions set forth in Section 4.6 of the Company Agreement on or after the second anniversary of the effective date hereof.

2.The Company acknowledges and agrees that the members of the undersigned constitute Permitted Transferees of the undersigned pursuant to the terms of the Company Agreement. Without limiting the foregoing, the Company agrees that, at any time, the undersigned shall be permitted to transfer its Units to its members, if any, upon execution and delivery of a Joinder Agreement to the Company in the same form as this Joinder Agreement, provided that such transfer is not otherwise restricted by the requirements set forth in Section 9.1 of the Company Agreement.

3.The Company agrees that the undersigned may require the Company to redeem Units pursuant to Section 4.6 of the Company Agreement held by the undersigned at any time, provided that such request relates to either (i) a minimum of 500,000 Units or (ii) all of the Units then held by the undersigned.

This Joinder Agreement shall only take effect upon the execution and delivery to the Company of this Joinder Agreement and the subsequent countersignature by the Company, at which such time it shall become an integral part of the Company Agreement.

[Signature page follows.]

4891-3945-4720 v.4

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed by or on behalf of the undersigned as of the date below written.

    [___________________],
    a [_______________________]

By:
Name:
Title:
Address:

Email:
Number of Units:

Accepted and Agreed to:

LIBERTY OILFIELD SERVICES NEW HOLDCO LLC,
a Delaware limited liability company

By:
Name:
Title:

Effective Date: October 26, 2021
        Signature Page

4891-3945-4720 v.4